Exhibit 99.1

Iveda Solutions (Nasdaq:IVDA) Announces $5 Million Private Placement

Mesa, AZ., August 9, 2022 – Iveda Solutions, Inc. (“Iveda” or the “Company”) (Nasdaq: IVDA), the worldwide provider of IvedaAITM intelligent video search technology, Sentir® video surveillance products, IvedaPinpointTM and IvedaCareTM IoT (Internet of Things) platforms with smart devices, announced today that it has entered into a securities purchase agreement with institutional investors to raise approximately $5 million in gross proceeds through the private placement of 3,289,474 shares of common stock (or pre-funded warrants in lieu thereof), and 3,289,474 Warrants. Each share of common stock (or pre-funded warrant in lieu thereof) is being sold together with accompanying warrants at a combined effective purchase price of $1.52. The Warrants will be exercisable immediately from the date of issuance at an exercise price of $1.40 per share and will expire five and half years from the date of issuance. The closing of the private placement is expected to occur on August 11, 2022, subject to the satisfaction of certain customary closing conditions set forth in the securities purchase agreement.

Maxim Group LLC is acting as sole placement agent for the offering.

The shares of common stock, pre-funded warrants, and Warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the pre-funded warrants and Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iveda

Iveda® (Nasdaq:IVDA) specializes in IoT platforms that offer service providers a turn-key cloud video surveillance system, smart sensors and intelligent video search technology. Iveda utilizes proprietary command center, big data storage and deep-learning algorithms. Iveda received SAFETY Act protections from the U.S. Department of Homeland Security as a Qualified Anti-Terrorism Technology Provider. Headquartered in Mesa, Arizona, with a subsidiary in Taiwan, Iveda is publicly traded under the ticker symbol “IVDA.”

Forward-Looking Statements

This communication includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the transactions disclosed herein, the timing of the consummation of such transactions. These statements are based on various assumptions and/or on the current expectations of Iveda’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Iveda. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; changes in the assumptions underlying Iveda’s expectations regarding its future business; the effects of competition on Iveda’s future business; and the outcome of judicial proceedings to which Iveda is, or may become a party.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Iveda presently do not know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this communication. Iveda anticipate that subsequent events and developments will cause these assessments to change. However, while Iveda may elect to update these forward-looking statements at some point in the future, Iveda specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing Iveda’s assessments as of any date subsequent to the date of this written communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

Iveda

Ty Young

Director of Communications

Tel: +1 (623) 565-9320

Email: tyoung@iveda.com

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